As Filed with the Securities and Exchange Commission on July 13, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4343413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22026 20th Avenue S.E., Bothell, Washington 98021

(425) 487-9500

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Alan Fuhrman

Chief Financial Officer

Sonus Pharmaceuticals, Inc.

22026 20th Avenue S.E.

Bothell, Washington 98021

(425) 487-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

K.C. Schaaf, Esq.

Christopher D. Ivey, Esq.

Stradling Yocca Carlson & Rauth,

A Professional Corporation

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock ($0.001 par value)(2)	$80,000,000(3)	$2,456

(1)          Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)       There are being registered an indeterminate number of shares of common stock of the Registrant as may be sold from time to time by the Registrant.

(3)          In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $80,000,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 13, 2007

PROSPECTUS

SONUS PHARMACEUTICALS, INC.

$80,000,000

Common Stock

($0.001 par value)

We may, from time to time in one or more offerings, sell up to $80,000,000 in the aggregate of our common stock.

We will provide the specific terms of the offerings of our common stock in supplements to this prospectus.  The prospectus supplement may also add, update or change information in this prospectus.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.  This prospectus may not be used to offer or sell our common stock unless accompanied by a prospectus supplement.

Our common stock is traded on The Nasdaq Global Market under the symbol “SNUS.” On July 12, 2007, the last reported sale price of our common stock was $5.19 per share.

See “Risk Factors” beginning on page 3 to read about the risks you should consider carefully before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                                  , 2007.

TABLE OF CONTENTS

About This Prospectus
About Sonus Pharmaceuticals
Risk Factors
Forward-Looking Statements
Use of Proceeds
Plan of Distribution
Legal Matters
Experts
Where You Can Find Additional Information
Incorporation by Reference

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf registration process, we may offer from time to time up to $80,000,000 worth of our common stock.  Each time we offer our common stock, we will provide a prospectus supplement that describes the specific amounts, prices and terms of the common stock we offer.  The prospectus supplement also may add, update or change information contained in this prospectus.  You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Incorporation By Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC.  For further information about us or our common stock offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell our common stock and it is not soliciting an offer to buy our common stock in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only.  Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT SONUS PHARMACEUTICALS

In this prospectus, the terms “Sonus”, the “Company”, “we”, “us”, and “our” refer to Sonus Pharmaceuticals, Inc.

Sonus is focused on the development of cancer drugs that are designed to provide better efficacy, safety and tolerability, and are easier to use. Our business strategy is as follows:

•      Develop proprietary formulations of cancer drugs utilizing our TOCOSOL technology;

•      Develop novel formulations of oncology related drugs; and

•                  Identify and acquire products/technologies that are complementary to our focus in oncology in order to broaden our business and market opportunities.

Proprietary TOCOSOL Technology

Our novel vitamin E-based emulsion technology has been designed to address the limitations of existing cancer drugs. The technology uses vitamin E oil and tocopherol derivatives to solubilize and formulate drugs with the goal of enhancing their efficacy, safety and administration. Drug products formulated with our TOCOSOL technology are ready-to-use, requiring no dilution or reconstitution.

TOCOSOL Paclitaxel

Our lead oncology product candidate, TOCOSOL Paclitaxel, is currently in late stage Phase 3 clinical testing.  TOCOSOL Paclitaxel is a novel, nanodroplet formulation of paclitaxel, one of the world’s most widely prescribed anti-cancer drugs. Paclitaxel, a member of the taxane family of cancer drugs, is the active ingredient in Taxol®, which is approved in the U.S. for the treatment of breast, ovarian and non-small cell lung cancers, and Kaposi’s sarcoma. TOCOSOL Paclitaxel, is a ready-to-use, injectable paclitaxel emulsion formulation. We believe that data from our Phase 2 clinical trials conducted to-date suggest that TOCOSOL Paclitaxel:

•                  eliminates the need for cremaphor, which is used in Taxol and generic paclitaxel and has known toxicities;

•                  compares favorably with approved taxane products and other new paclitaxel formulations under development (safety and efficacy remain to be proven in Phase 3 testing of TOCOSOL Paclitaxel, which is currently underway);

•                  offers the convenience of a ready-to-use formulation that does not require preparation prior to administration;

•                  can be administered to patients by a short 15-minute infusion, compared to the one- to three-hour infusion that is typically required with Taxotere® and Taxol or generic versions of paclitaxel;

•                  does not require any special intravenous (i.v.) tubing or filters; and

•                  can be administered in small volumes of 15 to 35 milliliters compared to volumes of several hundred milliliters of i.v. solution that are required for dosing of Taxol or Taxotere.

The results of the Phase 2 clinical trials may or may not be indicative of the final results from our Phase 3 pivotal study that was initiated in September 2005 and closed enrollment in November 2006.

TOCOSOL Camptothecin

Our second oncology drug candidate is TOCOSOL Camptothecin Injectable Emulsion.  This product candidate is a novel camptothecin derivative formulated as an oil-in-water emulsion with Sonus’ proprietary TOCOSOL technology.  Camptothecins are an important class of anti-cancer drugs introduced in recent years; however, the marketed camptothecin analogs, irinotecan (Camptosar®) and topotecan (Hycamtin®), have demonstrated limitations that may reduce their clinical utility.  Irinotecan and topotecan are used in the treatment of colorectal, lung, ovarian and cervical cancers.  The active ingredient in TOCOSOL Camptothecin is SN-38 (formulated as a prodrug), which is the active ingredient in irinotecan.  Our objective with TOCOSOL Camptothecin is to provide a ready to use product that has enhanced anti-tumor activity and improved tolerability compared with the approved camptothecin-based products.  An IND was submitted to the FDA for TOCOSOL Camptothecin in June 2006 and Phase 1 clinical testing was initiated in September 2006.  As this product candidate is very early in clinical development, we cannot give any assurance that this compound will be clinically successful.

More comprehensive information about our products and us is available through our worldwide web site at www.sonuspharma.com.  The information on our website is not incorporated by reference into this prospectus. Our executive offices are located at 22026 20th Avenue S.E., Bothell, Washington 98021; telephone (425) 487-9500.  “TOCOSOL” is our proprietary mark.  All other product names, trademarks and trade names referred to in this prospectus are the property of their respective owners.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters.  You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words.  All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.  Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us.  Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders.  We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors” as well as in our most recent Annual Report on Form 10-K, including, without limitation, under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other documents that we may file with the SEC, all of which you should review carefully.  Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes, which may include:

•                  funding clinical trials and regulatory submissions;

•                  funding the development and growth of our product offerings and business;

•                  repaying indebtedness that we may incur from time to time;

•                  financing potential acquisitions of complementary businesses, assets, technologies and products that we may consider from time to time;

•                  future costs associated with developing a sales and marketing function; and

•                  general working capital.

Although currently we have no plans to acquire any complementary businesses, our management has broad discretion as to the allocation of the net proceeds received in this offering and may use these proceeds for that purpose in the future.  Pending these uses, we may temporarily use the net proceeds to make short-term investments or reduce short-term borrowings, if any.

PLAN OF DISTRIBUTION

We may sell common stock to one or more underwriters for public offering and sale by them and may also sell common stock to investors directly or through agents.  We will name any underwriter or agent involved in the offer and sale of common stock in the applicable prospectus supplement.  We have reserved the right to sell common stock directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute the common stock from time to time in one or more transactions at:

•                  a fixed price or prices, which may be changed;

•                  market prices prevailing at the time of sale;

•                  prices related to such prevailing market prices; or

•                  negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell common stock upon the terms and conditions set forth in the applicable prospectus supplement.  In connection with the sale of common stock, we, or the purchasers of common stock from whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions.  Underwriters may sell common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.  Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase common stock as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Dealers and agents participating in the distribution of common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of common stock may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act.  Rule 104 permits stabilizing bids to purchase the common stock being offered as long as the stabilizing bids do not exceed a specified maximum.  Underwriters may over-allot the offered common stock in connection with the offering, thus creating a short position in their account.  Syndicate covering transactions involve purchases of the offered common stock by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions.  Underwriters may also cover an over-allotment or short position by exercising their over-allotment option, if any.  Stabilizing and syndicate covering transactions may cause the price of the offered common stock to be higher than it would otherwise be in the absence of these transactions.  These transactions, if commenced, may be discontinued at any time.

Certain of the underwriters, dealers and agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed on by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

EXPERTS

The financial statements of Sonus Pharmaceuticals, Inc. included in Sonus Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006, and Sonus Pharmaceuticals, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and Sonus Pharmaceuticals, Inc. management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, reference is made to such registration statement, exhibits and schedules.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials that we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. All reports filed by us with the SEC are also available free of charge via EDGAR through the SEC website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update and supercede this prospectus.  We incorporate by reference the following documents listed below:

1.               Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on March 16, 2007;

2.               Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 9, 2007

3.     Our Current Report on Form 8-K as filed with the SEC on March 19, 2007;

4.               The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 23, 1996 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

5.               All other reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering.

Information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K, and any exhibits relating to such information, filed prior to, on or subsequent to the date of this prospectus is not incorporated by reference into this prospectus, unless specifically stated otherwise.

You may request a copy of these filings, at no cost, by writing or calling us at Sonus Pharmaceuticals, Inc., 22026 20th Avenue S.E., Bothell, Washington 98021, telephone number (425) 487-9500.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the common stock being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee.

To be paid by Sonus Pharmaceuticals
SEC registration fee	$2,456
Legal fees	$25,000
Accounting fees	$15,000
Miscellaneous expenses	$10,000
Total	$52,456

Item 15. Indemnification of Directors and Officers

(a)  As permitted by the Delaware General Corporation Law, our Certificate of Incorporation eliminates the liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise prohibited by the Delaware General Corporation Law.

(b)  Our Certificate of Incorporation provides that we will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Company against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law. Our Bylaws provide for a similar indemnity to our directors and officers to the fullest extent authorized by the Delaware General Corporation Law.

(c)  Our Certificate of Incorporation also gives us the ability to enter into indemnification agreements with each of our officers and directors. We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide for the indemnification of directors and officers against any and all expenses, judgements, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 16. Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

5.1	Opinion of Stradling Yocca Carlson & Rauth.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth (see Exhibit 5.1).

24.1	Power of Attorney (Included in the signature pages hereof).

*                                         To be filed, if necessary, by amendment or as an exhibit to a report Pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

Item 17. Undertakings

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in our periodic reports filed with or furnished to the Commission pursuant to Section 13 of Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 13th day of July, 2007.

SONUS PHARMACEUTICALS, INC.

By:	/s/ Michael A. Martino
Michael A. Martino
President, Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned directors and officers of Sonus Pharmaceuticals, Inc., do hereby constitute and appoint Michael A. Martino and Alan Fuhrman, or either of them, our true and lawful attorneys and agents, with full powers of substitution to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Martino	President, Chief Executive Officer and Director	July 13, 2007
Michael A. Martino	(Principal Executive Officer)

/s/ Alan Fuhrman	Senior Vice President and Chief Financial Officer	July 13, 2007
Alan Fuhrman	(Principal Financial Officer)

/s/ Craig S. Eudy	Vice President and Corporate Controller	July 13, 2007
Craig S. Eudy	(Principal Accounting Officer)

/s/ Michelle G. Burris	Director	July 13, 2007
Michelle G. Burris

/s/ George W. Dunbar, Jr.	Director	July 13, 2007
George W. Dunbar, Jr.

/s/ Robert E. Ivy	Director, Chairman of the Board of Directors	July 13, 2007
Robert E. Ivy

/s/ Dwight Winstead	Director	July 13, 2007
Dwight Winstead

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

5.1	Opinion of Stradling Yocca Carlson & Rauth.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth (see Exhibit 5.1).

24.1	Power of Attorney (Included in the signature pages hereof).

*                                         To be filed, if necessary, by amendment or as an exhibit to a report Pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.